EXHIBIT 99.1
For Immediate Release

Hasbro Reports First Quarter 2023 Financial Results

Company Reiterates Full-year 2023 Financial Guidance as Turnaround Efforts Progress and MAGIC: THE GATHERING Growth Continues

Pawtucket, R.I., April 27, 2023 -- Hasbro, Inc. (NASDAQ: HAS), a global branded entertainment leader, today reported financial results for the first quarter 2023.

•First quarter revenues of $1.00 billion declined 14% year-over-year, or 13% on a constant currency basis.
◦MAGIC: THE GATHERING revenue increases 16% Year-Over-Year
•First quarter operating profit of $17.9 million and adjusted operating profit of $47.2 million.
•First quarter net loss of $22.1 million, or a net loss of $0.16 per share, and adjusted net income of $1.0 million, or $0.01 per diluted share.
•Company realizes $35 million in Operational Excellence program cost savings year-to-date. Reaffirms guidance for $150 million run-rate savings for full-year 2023.

"First quarter results came in ahead of our expectations and position Hasbro to meet our full-year financial targets," said Chris Cocks, Hasbro chief executive officer. "Wizards of the Coast and Digital Gaming delivered strong fan engagement. Segment revenues increased 12%, including a 16% revenue increase in MAGIC: THE GATHERING, behind the successful release of Phyrexia: All Will Be One. Dungeons and Dragons: Honor Among Thieves delivered strong critical and audience reviews pointing to a promising long life including home entertainment and streaming, while also introducing our newest Franchise Brand to tens of millions of new fans around the world and positioning DUNGEONS & DRAGONS for robust full-year growth.

"We've made significant progress in implementing our Blueprint 2.0 strategy, including heightening our focus on high-growth, high-profit categories; improving our cost structure; and adding talented executives to our leadership team. The sale process for the eOne TV and film assets is ongoing and we expect to provide an update during the second quarter," said Cocks. "The global Hasbro team continues to execute our strategy to unlock the value of our rich IP library across our growth priorities including in gaming, direct-to-consumer and licensing."

"The year has started on plan as we reduce retail inventory levels and remain positioned to drive continued margin expansion. As we work through our inventory, we continue to invest in our growth priorities, reduce costs, and return cash to shareholders," said Deborah Thomas, Hasbro chief financial officer. "The first quarter is the smallest quarter of the year, and there is a lot of the year ahead of us. The team is advancing our cost savings and taking strategic steps to drive long-term shareholder value. With my upcoming retirement and transition on May 18, I believe Hasbro is well positioned with an experienced leadership team and a strong strategic and financial plan for the future."

First Quarter 2023 Financial Results

$ Millions, except earnings per share	Q1 2023	Q1 2022	% Change
Net Revenues[1]	$1,001.0	$1,163.1	-14%

Operating Profit	$17.9	$120.0	-85%
Adjusted Operating Profit[2]	$47.2	$141.8	-67%

Net Earnings (Loss)	$(22.1)	$61.2	>-100%
Net Earnings (Loss) per Diluted Share	$(0.16)	$0.44	>-100%

Adjusted Net Earnings[2]	$1.0	$79.4	-99%
Adjusted Net Earnings per Diluted Share[2]	$0.01	$0.57	-98%

EBITDA[2]	$72.4	$174.0	-58%
Adjusted EBITDA[2]	$98.7	$192.1	-49%
1Foreign exchange had a negative $15.8 million impact, or 1%, on first quarter 2023 revenue.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures, namely, adjusted operating profit, adjusted net earnings, adjusted net earnings per share and adjusted EBITDA.
First Quarter 2023 Brand Portfolio

Brand Performance ($ Millions)	Net Revenues
	Q1 2023	Q1 2022	% Change
Franchise Brands[1]	$613.4	$650.4	-6%
Partner Brands	$132.7	$206.5	-36%
Portfolio Brands	$92.0	$112.6	-18%
Non-Hasbro Branded Film & TV	$162.9	$193.6	-16%
1Effective in the first quarter of 2023, the Company realigned its Brand Portfolios to Franchise Brands, Partner Brands, Portfolio Brands and Non-Hasbro Branded Film & TV. Franchise Brands include DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS. A schedule of historical quarterly revenue is available at https://investor.hasbro.com/ under Financials & Filings.

Within Franchise Brands, NERF, Hasbro Gaming, PLAY-DOH and PEPPA PIG declined in the quarter as retailers focused on reducing inventory levels.

First Quarter 2023 MAGIC: THE GATHERING and Gaming Portfolio

	Net Revenues
$ Millions	Q1 2023	Q1 2022	% Change
MAGIC: THE GATHERING	$229.1	$197.2	16%
Hasbro Total Gaming[1]	386.5	378.8	2%
1Hasbro’s Total Gaming Category includes all gaming revenue, most notably MAGIC: THE GATHERING, Hasbro Gaming and DUNGEONS & DRAGONS.

MAGIC: THE GATHERING's first quarter revenues increased 16%. Strong player demand led to higher-than-expected performance for the first quarter release of Phyrexia: All Will Be One. Back catalog sales of previously released sets continue to perform. Modern Horizons 2, released in June 2021, officially became the game's first $200 million set in the first quarter. Universes Beyond Warhammer 40K hit its fourth reprint on strong continuing demand and the newest

Universes Beyond set, The Lord of the Rings: Tales of Middle-Earth, debuted with record pre-orders in March for a late second quarter release. As previously communicated, we expect MAGIC: THE GATHERING revenue to decline in the second quarter based on year-over-year release timing. Third quarter revenue is expected to increase on a strong release slate and robust ongoing demand for the game. Organized play, i.e., in person tournaments, also continues to build with the second MagicCon of the year slated for May 5-7 in Minneapolis following a successful event in Philadelphia in February.

Company Outlook
Reflecting on the current environment and an expected flat to declining toy and game market in 2023, the Company's full-year 2023 guidance remains:
•Revenue down low-single digits
•Adjusted operating profit margin expansion of 50 to 70 basis points, excluding Operational Excellence charges and other non-GAAP items1
•Adjusted earnings per diluted share in the range of $4.45 to $4.55
•Adjusted EBITDA approximately flat with 2022 Adjusted EBITDA
•Operating cash flow in the range of $600 to $700 million

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin, adjusted earnings per diluted share and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results. Guidance does not reflect the potential sale of select entertainment assets. The Company plans to update its outlook upon completion of this process if it results in the sale of non-core entertainment assets.

Operational Excellence Program
In support of Blueprint 2.0, Hasbro implemented an Operational Excellence program to deliver $250-300 million in annualized run-rate cost savings by year-end 2025. In the first quarter 2023, the Company realized an additional $35 million of savings and still expects to achieve $150 million in run-rate cost savings for the full-year 2023. Expected cash costs to implement the program are approximately $200 million, of which $17.1 million was spent in the first quarter and approximately $167 million remains to be spent. An $8.1 million after-tax charge was recorded in first quarter 2023 associated with the execution of the Blueprint 2.0 strategy.

First Quarter 2023 Major Segment Performance

Q1 2023 Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss)[1]
	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	Q1 2023	Q1 2022
Consumer Products	$520.4	$672.8	-23%	$(46.0)	$8.6	$(35.4)	$18.9
Wizards of the Coast and Digital Gaming	$295.2	$262.8	12%	$76.8	$106.4	$76.8	$106.4
Entertainment	$185.4	$227.5	-19%	$(8.7)	$12.2	$(2.5)	$21.0

Q1 2023 Major Segments ($ Millions)	EBITDA		Adjusted EBITDA[1]
	Q1 2023	Q1 2022	Q1 2023	Q1 2022
Consumer Products	$(11.5)	$41.3	$(4.6)	$48.8
Wizards of the Coast and Digital Gaming	$81.2	$107.6	$86.4	$112.2
Entertainment	$3.5	$25.9	$8.1	$31.4
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit" and “Reconciliation of EBITDA and Adjusted EBITDA.”

First Quarter 2023 Segment Commentary & 2023 Outlook
Consumer Products segment revenues decreased 23%.
•Revenue decreased 21% excluding a negative $8.3 million impact of foreign exchange, $6.2 million of which was in Europe.
•Revenue declines reflect the Company's efforts to lower retail inventory levels.
•The segment's decline in adjusted operating profit is the result of lower revenue, including higher allowances and close outs to sell through inventory. These items were partially offset by savings realized from the Company’s Operational Excellence program, reflected primarily in cost of sales.
•For the full year 2023, revenue is expected to decline mid-single digits from full-year 2022 with adjusted operating profit margin improvement of 150 to 200 basis points from the adjusted 7.6% in 2022.

Wizards of the Coast and Digital Gaming segment revenues increased 12%.
•Revenues increased 14% excluding a negative $3.1 million impact of foreign exchange.
•Tabletop gaming revenue increased 13%. Digital and licensed gaming revenue increased 9%, bolstered by the addition of D&D Beyond. Underlying demand for both MAGIC: THE GATHERING and DUNGEONS & DRAGONS remains robust.
•Operating profit declined 28% due to investments in product development and personnel, higher product cost, advertising expense and costs supporting the return of organized play.
•Second quarter revenues are expected to decline year-over-year for the segment based on MAGIC release timing which favors the third quarter. Third quarter revenues are also expected to be buoyed by the anticipated release of the D&D branded AAA video game, Baldur’s Gate 3, in August on consoles and PC.
•For the full year 2023, we expect mid-single digit revenue growth. Operating profit margin is expected to be in the high 30% range as we continue to build on the Universes Beyond franchise and invest for long-term growth in these valuable brands.

Entertainment segment revenue decreased 19%.
•Revenues declined 17% excluding a negative $4.3 million impact of foreign exchange.
•Film & TV revenue declined 11% reflecting lower film revenues with fewer new releases in 2023 vs. 2022 and lower unscripted TV revenue. TV revenues increased behind continued strong scripted TV deliveries, including the new series The Rookie: Feds.
•Family Brands revenue declined 27% primarily due to content sales timing year-over-year with several multi-year licensing deals executed in Q1 2022.
•Music and Other declined as the Company exited these businesses in late 2022.
•Adjusted operating loss was the result of lower revenues, as well as higher advertising for Dungeons & Dragons: Honor Among Thieves partially offset by lower royalty expense.
•For the full-year 2023, we expect revenue to increase low-single digits and adjusted operating profit margin is expected to increase slightly from 8.6% in 2022. Guidance will be updated upon completion of the sale process of our non-core entertainment assets.

Capital Priorities and Dividend
During the first quarter, Hasbro paid $96.7 million in cash dividends to shareholders. The next dividend of $0.70 per common share was previously declared and will be payable on May 15, 2023 to shareholders of record at the close of business on May 1, 2023.

The Company continues to target Debt to EBITDA of 2.0 to 2.5 times. For 2023, progress is expected against this target. Pending the outcome of the sale of non-core film and TV assets,

the Company anticipates prioritizing the sale proceeds toward paying down debt. The Company remains committed to maintaining its investment grade rating.

Conference Call Webcast
Hasbro will webcast its first quarter 2023 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a global branded entertainment leader whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through gaming, consumer products and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit https://corporate.hasbro.com.

© 2023 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our business strategies and plans for growth; expectations relating to products, gaming and entertainment; anticipated cost savings; financial targets; changes in leadership; and anticipated financial performance for 2023. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:

•our ability to successfully execute on our Blueprint 2.0 strategy, including to focus on and scale select business initiatives and brands to drive profitability;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•our ability to successfully compete in the global play and entertainment industry;
•our ability to successfully evolve and transform our business and capabilities to successfully address the global consumer landscape;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;

•our ability to successfully develop and continue to execute plans to mitigate the negative impact of the coronavirus on our business;
•risks related to other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, or outbreaks of disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of products and content we acquire and produce;
•risks relating to loss of data or security breaches;
•risks relating to investments, acquisitions and dispositions, including the ability to realize the anticipated benefits of acquired assets or businesses;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization; and Operational Excellence charges. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Segment EBITDA represents segment operating profit (loss) plus other income or expense, less depreciation and amortization of intangibles. Adjusted EBITDA also excludes Operational Excellence charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. The impact of changes in foreign currency exchange rates used to translate the consolidated statements of operations is quantified by translating the current period revenues at the prior period exchange rates and comparing this amount to the prior period reported revenues. The Company believes that the presentation of the impact of changes in exchange rates, which are beyond the Company’s control, is helpful to an investor’s understanding of the performance of the underlying business. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Abby Hodes | Hasbro, Inc. | (646) 734-6426 | abby.hodes@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	April 2, 2023	March 27, 2022
ASSETS
Cash and Cash Equivalents	$386.2	$1,057.9
Accounts Receivable, Net	685.2	931.7
Inventories	713.4	644.3
Prepaid Expenses and Other Current Assets	754.4	621.4
Total Current Assets	2,539.2	3,255.3
Property, Plant and Equipment, Net	509.1	422.6
Goodwill	3,470.1	3,419.3
Other Intangible Assets, Net	801.0	1,136.6
Other Assets	1,604.3	1,284.9
Total Assets	$8,923.7	$9,518.7

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$134.5	$104.1
Current Portion of Long-Term Debt	109.0	155.8
Accounts Payable and Accrued Liabilities	1,653.9	1,783.1
Total Current Liabilities	1,897.4	2,043.0
Long-Term Debt	3,682.4	3,737.9
Other Liabilities	585.2	633.6
Total Liabilities	6,165.0	6,414.5
Redeemable Noncontrolling Interests	—	23.5
Total Shareholders' Equity	2,758.7	3,080.7
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$8,923.7	$9,518.7

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended
	April 2, 2023	% Net Revenues	March 27, 2022	% Net Revenues
Net Revenues	$1,001.0	100.0%	$1,163.1	100.0%
Costs and Expenses:
Cost of Sales	285.3	28.5%	333.1	28.6%
Program Cost Amortization	122.5	12.2%	138.5	11.9%
Royalties	69.0	6.9%	90.1	7.7%
Product Development	83.3	8.3%	69.6	6.0%
Advertising	82.8	8.3%	77.6	6.7%
Amortization of Intangibles	23.1	2.3%	27.1	2.3%
Selling, Distribution and Administration	317.1	31.7%	307.1	26.4%
Operating Profit	17.9	1.8%	120.0	10.3%
Interest Expense	46.3	4.6%	41.6	3.6%
Other Expense (Income), Net	(7.4)	-0.7%	(1.8)	-0.2%
Earnings (Loss) before Income Taxes	(21.0)	-2.1%	80.2	6.9%
Income Tax Expense	0.7	0.1%	17.3	1.5%
Net Earnings (Loss)	(21.7)	-2.2%	62.9	5.4%
Net Earnings Attributable to Noncontrolling Interests	0.4	0.0%	1.7	0.1%
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(22.1)	-2.2%	$61.2	5.3%

Per Common Share
Net Earnings (Loss)
Basic	$(0.16)		$0.44
Diluted	$(0.16)		$0.44

Cash Dividends Declared	$0.70		$0.70

Weighted Average Number of Shares
Basic	138.6		139.3
Diluted	138.7		139.6

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Quarter Ended
	April 2, 2023	March 27, 2022
Cash Flows from Operating Activities:
Net Earnings (Loss)	$(21.7)	$62.9
Other Non-Cash Adjustments	181.9	179.3
Changes in Operating Assets and Liabilities	(71.4)	(107.5)
Net Cash Provided by Operating Activities	88.8	134.7

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(53.2)	(29.2)
Other	(2.4)	5.3
Net Cash Utilized by Investing Activities	(55.6)	(23.9)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	1.2	1.3
Repayments of Long-Term Debt	(35.5)	(133.9)
Net (Repayments of) Proceeds from Short-Term Borrowings	(7.7)	103.3
Stock-Based Compensation Transactions	—	70.2
Dividends Paid	(96.7)	(94.5)
Payments Related to Tax Withholding for Share-Based Compensation	(14.0)	(19.3)
Other	(3.9)	(4.6)
Net Cash Utilized by Financing Activities	(156.6)	(77.5)

Effect of Exchange Rate Changes on Cash	(3.5)	5.4

Net (Decrease) Increase in Cash and Cash Equivalents	(126.9)	38.7

Cash and Cash Equivalents at Beginning of Year	513.1	1,019.2

Cash and Cash Equivalents at End of Period	$386.2	$1,057.9

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (5)
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended April 2, 2023			Quarter Ended March 27, 2022
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,001.0	$—	$1,001.0	$1,163.1	$—	$1,163.1	-14%
Operating Profit (1)	17.9	29.3	47.2	120.0	21.8	141.8	-67%
Operating Margin	1.8%	2.9%	4.7%	10.3%	1.9%	12.2%
EBITDA	72.4	26.3	98.7	174.0	18.1	192.1	-49%

Segment Results
Consumer Products:
External Net Revenues (2)	$520.4	$—	$520.4	$672.8	$—	$672.8	-23%
Operating Profit (Loss)	(46.0)	10.6	(35.4)	8.6	10.3	18.9	>-100%
Operating Margin	-8.8%	2.0%	-6.8%	1.3%	1.5%	2.8%
EBITDA	(11.5)	6.9	(4.6)	41.3	7.5	48.8	>-100%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$295.2	$—	$295.2	$262.8	$—	$262.8	12%
Operating Profit	76.8	—	76.8	106.4	—	106.4	-28%
Operating Margin	26.0%	—	26.0%	40.5%	—	40.5%
EBITDA	81.2	5.2	86.4	107.6	4.6	112.2	-23%

Entertainment:
External Net Revenues (4)	$185.4	$—	$185.4	$227.5	$—	$227.5	-19%
Operating Profit (Loss)	(8.7)	6.2	(2.5)	12.2	8.8	21.0	>-100%
Operating Margin	-4.7%	3.3%	-1.3%	5.4%	3.9%	9.2%
EBITDA	3.5	4.6	8.1	25.9	5.5	31.4	-74%

Corporate and Other:
Operating Profit (Loss)	$(4.2)	$12.5	$8.3	$(7.2)	$2.7	$(4.5)	>100%
EBITDA	(0.8)	9.6	8.8	(0.8)	0.5	(0.3)	>100%

(1) Effective in the first quarter of 2023, the Company is realigning our brand portfolios to correspond with the Blueprint 2.0 strategy. Net Revenues by Brand Portfolio below have been restated to present net revenues and operating profit under the realigned structure.

	Net Revenues
	Quarter Ended
	April 2, 2023	March 27, 2022	% Change
Net Revenues by Brand Portfolio
Franchise Brands (a)	$613.4	$650.4	-6%
Partner Brands	132.7	206.5	-36%
Portfolio Brands	92.0	112.6	-18%
Non-Hasbro Branded Film & TV	162.9	193.6	-16%
Total	$1,001.0	$1,163.1

	Operating Profit (Loss)			Adjusted Operating Profit (Loss)
	Quarter Ended			Quarter Ended
	April 2, 2023	March 27, 2022	% Change	April 2, 2023	March 27, 2022	% Change
Operating Profit (Loss) and Adjusted Operating Profit (Loss) by Brand Portfolio (i)
Franchise Brands (a)	$61.6	$142.5	-57%	$69.9	$152.3	-54%
Partner Brands	(13.2)	(5.6)	>-100%	(13.2)	(5.6)	>-100%
Portfolio Brands	(10.8)	1.7	>-100%	(6.2)	6.0	>-100%
Non-Hasbro Branded Film & TV	(15.5)	(11.4)	-36%	(11.6)	(6.4)	-81%
Total	$22.1	$127.2		$38.9	$146.3

(i) Operating Profit (Loss) by Brand Portfolio excludes Corporate and Other. For the quarter ended April 2, 2023, and quarter ended March 27, 2022 there was an Operating Loss of $4.2 and $7.2, respectively, relating to unallocated Corporate and Other expenses. Adjusted Operating Profit (Loss) for Corporate and Other was $8.3 for the quarter ended April 2, 2023 and ($4.5) for the quarter ended March 27, 2022, respectively. Adjusted measures exclude certain non-GAAP adjustments. See "Reconciliation of Non-GAAP Financial Measures" for Adjusted Operating Profit.

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.

	Net Revenues
	Quarter Ended
	April 2, 2023	March 27, 2022	% Change

MAGIC: THE GATHERING	$229.1	$197.2	16%
Hasbro Total Gaming (b)	386.5	378.8	2%

(b) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Net Revenues
	Quarter Ended
	April 2, 2023	March 27, 2022	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$279.1	$405.2	-31%
Europe	131.6	176.7	-26%
Asia Pacific	63.3	52.2	21%
Latin America	46.4	38.7	20%
Total	$520.4	$672.8

	Quarter Ended
	April 2, 2023	March 27, 2022	% Change
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$217.9	$192.2	13%
Digital and Licensed Gaming	77.3	70.6	9%
Total	$295.2	$262.8

	Quarter Ended
	April 2, 2023	March 27, 2022	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$168.4	$190.2	-11%
Family Brands	17.0	23.2	-27%
Music and Other	—	14.1	-100%
Total	$185.4	$227.5

(5) Amounts within this section may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit (1)

	Quarter Ended
	April 2, 2023	March 27, 2022

Operating Profit (Loss)	$17.9	$120.0
Consumer Products	(46.0)	8.6
Wizards of the Coast and Digital Gaming	76.8	106.4
Entertainment	(8.7)	12.2
Corporate and Other	(4.2)	(7.2)

Non-GAAP Adjustments (2)	$29.3	$21.8
Consumer Products	10.6	10.3
Entertainment	6.2	8.8
Corporate and Other	12.5	2.7

Adjusted Operating Profit (Loss)	$47.2	$141.8
Consumer Products	(35.4)	18.9
Wizards of the Coast and Digital Gaming	76.8	106.4
Entertainment	(2.5)	21.0
Corporate and Other	8.3	(4.5)

(2) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$1.9	$2.7
Acquired intangible amortization (ii)	16.8	19.1
Operational Excellence charges (iii)
Transformation office and consultant fees	10.6	—
Total	$29.3	$21.8

(1) Amounts may not sum due to rounding

(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) in the quarter ended April 2, 2023, and $2.7 ($2.3 after-tax) in the quarter ended March 27, 2022. The expense is included within Selling, Distribution and Administration.
(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets.
(iii) Program related transformation office and consultant fees of $10.6 ($8.1 after-tax) for the quarter ended April 2, 2023, are included within Selling, Distribution and Administration within the Corporate and Other segment.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA (1)
	Quarter Ended
	April 2, 2023	March 27, 2022
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(22.1)	$61.2
Interest Expense	46.3	41.6
Income Tax Expense	0.7	17.3
Net Earnings Attributable to Noncontrolling Interests	0.4	1.7
Depreciation	24.0	25.1
Amortization of Intangibles	23.1	27.1
EBITDA	$72.4	$174.0
Non-GAAP Adjustments and Stock Compensation (2)	26.3	18.1
Adjusted EBITDA	$98.7	$192.1

(2) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$15.7	$18.1
Operational Excellence charges	10.6	—
Total	$26.3	$18.1

Adjusted EBITDA by Segment:
Consumer Products	$(4.6)	$48.8
Wizards of the Coast and Digital Gaming	86.4	112.2
Entertainment	8.1	31.4
Corporate and Other	8.8	(0.3)
Total Adjusted EBITDA	$98.7	$192.1

Consumer Products:
Operating Profit (Loss)	$(46.0)	$8.6
Other Income	8.5	0.8
Depreciation	12.1	13.9
Amortization of Intangibles	13.9	18.0
EBITDA	$(11.5)	$41.3
Non-GAAP Adjustments and Stock Compensation	6.9	7.5
Adjusted EBITDA	$(4.6)	$48.8

Wizards of the Coast and Digital Gaming:
Operating Profit	$76.8	$106.4
Other Expense	(0.5)	(0.7)
Depreciation	3.0	1.9
Amortization of Intangibles	1.9	—
EBITDA	$81.2	$107.6
Non-GAAP Adjustments and Stock Compensation	5.2	4.6
Adjusted EBITDA	$86.4	$112.2

Entertainment:
Operating Profit (Loss)	$(8.7)	$12.2
Other Income	3.6	1.9
Depreciation	1.9	2.8
Amortization of Intangibles	6.7	9.0
EBITDA	$3.5	$25.9
Non-GAAP Adjustments and Stock Compensation	4.6	5.5
Adjusted EBITDA	$8.1	$31.4

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Quarter Ended
(all adjustments reported after-tax)	April 2, 2023	Diluted Per Share Amount	March 27, 2022	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(22.1)	$(0.16)	$61.2	$0.44
Acquisition and related costs	1.7	0.01	2.3	0.02
Acquired intangible amortization	13.3	0.10	15.9	0.11
Operational Excellence charges	8.1	0.06	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$1.0	$0.01	$79.4	$0.57

(1) Amounts may not sum due to rounding